Exhibit(a)(5)

                             SCUDDER TAX FREE TRUST
                         WRITTEN INSTRUMENT AMENDING THE
                              DECLARATION OF TRUST
                              --------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Scudder Tax Free Trust (the "Trust"), a Massachusetts business trust, acting pursuant to the Amended and Restated Declaration of Trust dated December 8, 1987, as amended (the "Declaration of Trust"), do hereby certify that the Board of Trustees of said Trust, by vote on December 2, 2005 of all of the Trustees of the Trust, duly adopted amendments to the Declaration of Trust
(i) changing the name of the Trust to "DWS Tax Free Trust," and (ii) changing the name of the series of the Trust as follows:

Current Name                                  New Name
------------                                  --------

Scudder Intermediate Tax/AMT Free Fund        DWS Intermediate Tax/AMT Free Fund

         This instrument shall constitute an amendment to the Declaration of Trust effective as of February 6, 2006.

         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.


/s/Dawn-Marie Driscoll                        /s/Henry P. Becton, Jr.
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Dawn-Marie Driscoll, Trustee                  Henry P. Becton, Jr., Trustee

/s/Keith R. Fox                               /s/Kenneth C. Froewiss
------------------------------                ------------------------------
Keith R. Fox, Trustee                         Kenneth C. Froewiss, Trustee

/s/Jean Gleason Stromberg                     /s/Carl W. Vogt
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Jean Gleason Stromberg, Trustee               Carl W. Vogt, Trustee




Dated as of December 2, 2005